Exhibit 99.1

Contact:     Hank Robinson

                   Senior Vice President, Tax and Treasurer

                   (502) 596-7732

KINDRED COMPLETES REFINANCING OF EXISTING SECURED AND UNSECURED DEBT

Kindred Closes $500 Million Senior Unsecured Notes Due 2022

Company Amends and Upsizes Its $1 Billion Term Loan Facility Due 2021 and

Amends Its $750 Million ABL Facility Due 2019

Refinancing Lowers Borrowing Costs, Extends Debt Maturities and Reduces Interest Rate Risk

LOUISVILLE, Ky. (April 10, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed the refinancing of its existing debt with $2.25 billion of secured and unsecured debt.

The Company announced that it has closed its previously announced offering of $500 million aggregate principal amount of 6.375% senior unsecured notes due 2022 (the “notes”) at an issue price of 100%. Kindred intends to use the net proceeds from the sale of the notes and borrowings under its senior secured credit facilities to redeem its outstanding $550 million of existing 8.25% senior unsecured notes due 2019 and to satisfy and discharge the related indenture.

The notes were issued in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.

In addition, Kindred also announced that it has completed the amendment and restatement of its existing senior secured term loan facility (the “Term Loan Facility”) and its senior secured asset-based revolving credit facility (the “ABL Facility”).

The Term Loan Facility was increased to $1 billion and the maturity of the Term Loan Facility was extended by two years to 2021. Among other changes, the interest rate for the Term Loan Facility was also reduced 25 basis points to LIBOR plus 300 basis points. Proceeds from the Term Loan Facility were used to repay the existing term loans and repay the Company’s existing borrowings under the ABL Facility. Kindred also intends to use a portion of the proceeds from the Term Loan Facility for the redemption of its existing 8.25% senior unsecured notes due 2019 and the satisfaction and discharge of the related indenture.

The maturity of the ABL Facility was extended by one year to 2019 and, among other changes, the interest rate on the ABL Facility was reduced by 50 basis points to LIBOR plus a spread depending on utilization.

In connection with the refinancing, the Company also entered into an interest rate swap agreement to hedge its floating interest rate on an additional $400 million of the outstanding debt under the Term Loan Facility. The interest rate swap has an effective date of April 9, 2014, and expires on April 9, 2018. The Company is required to make payments based upon a fixed interest rate of 1.867% calculated on the notional amount of $400 million. In exchange, the Company will receive interest on $400 million at a variable interest rate that is based upon the three-month LIBOR rate, subject to a minimum rate of 1.00%. With this transaction, the Company has a fixed rate on approximately two-thirds of its funded debt.

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600 South Fourth Street         Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Completes Refinancing of Existing Secured and Unsecured Debt

April 10, 2014

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, remarked, “We are pleased to have completed the refinancing of all of our outstanding debt. The refinancing lowers our borrowing costs, extends our debt maturities, reduces our interest rate risk, improves our covenant flexibility and increases the available capacity under our ABL Facility. This flexible and durable capital structure better aligns our balance sheet to support our growth strategy.”

“This refinancing further strengthens our financial position and reflects another important step in our strategic goal to improve our capital structure and enhance shareholder returns,” said Paul J. Diaz, Chief Executive Officer of the Company. “The improved pricing and financial flexibility creates additional capital and adds further momentum to our strategy of expanding our continuum of post-acute care services throughout our Integrated Care Markets, while still returning capital to our shareholders through a recurring quarterly dividend.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s transitional care (“TC”) hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of the final rules issued by CMS on July 29, 2011 which

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Kindred Completes Refinancing of Existing Secured and Unsecured Debt

April 10, 2014

significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which instituted an automatic 2% reduction on each claim submitted to Medicare beginning April 1, 2013, (e) the Company’s ability to adjust to the new patient criteria for long-term acute care (“LTAC”) hospitals under the Pathway for SGR Reform Act of 2013, which will reduce the population of patients eligible for the Company’s hospital services and change the basis upon which the Company is paid, (f) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (g) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (h) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (i) the ability of the Company’s hospitals and nursing centers to adjust to medical necessity reviews, (j) the costs of defending and insuring against alleged professional liability and other claims (including those related to pending whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (k) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (l) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (m) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (n) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (v) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (w) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (x) the Company’s ability to attract and retain key executives and other healthcare personnel, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in the last three fiscal years, (aa) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (bb) the Company’s ability to maintain an effective system of internal control over financial reporting.

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Kindred Completes Refinancing of Existing Secured and Unsecured Debt

April 10, 2014

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $5 billion and approximately 63,000 employees in 47 states. At December 31, 2013, Kindred through its subsidiaries provided healthcare services in 2,280 locations, including 101 transitional care hospitals, five inpatient rehabilitation hospitals, 100 nursing centers, 22 sub-acute units, 159 Kindred at Home hospice, home health and non-medical home care locations, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,789 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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